ANY TRANSFER, PLEDGE  OR OTHER USE OF THIS  NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL UNLESS THIS NOTE HAS BEEN PRESENTED BY THE REGISTERED HOLDER (AS DEFINED BELOW) TO  THE COMPANY OR ITS AGENT FOR APPROVAL AND REGISTRATION OF SUCH TRANSFER. THIS NOTE IS NOT TRANSFERRABLE WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY WHICH MAY BE GRANTED OR WITHHELD IN THE COMPANY’S SOLE DISCRETION. THIS NOTE HAS NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND OTHER APPLICABLE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND SUCH OTHER SECURITIES LAWS. PLEASE SEE THE OFFERING CIRCULAR DATED AS OF ______ 2023 (AS MAY BE AMENDED FROM TIME TO TIME, THE “CIRCULAR”) AND THE INVESTOR AGREEMENT BETWEEN THE COMPANY AND THE HOLDER WITH RESPECT TO THIS NOTE (THE “INVESTOR AGREEMENT”) FOR FURTHER DETAILS. THIS NOTE IS NOT SECURED BY THE RELEVANT LOAN OR ANY OF THE COLLATERAL RELATED THERETO OR ANY OF THE ASSETS OF THE ISSUER.

THIS NOTE IS NON-RECOURSE TO THE ASSETS, FUNDS AND ACCOUNTS OF SOW GOOD INVESTMENTS, LLC SERIES 1-001 (THE “ISSUER”) OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, MEMBERS, PARENTS, OR SUBSIDIARIES EXCEPT TO THE EXTENT OF THE VALUE OF BORROWER LOAN NET PAYMENTS ACTUALLY RECEIVED IN RESPECT OF THE LOAN.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) BECAUSE PAYMENTS ON THIS NOTE ARE DEPENDENT ON PAYMENTS ON THE LOAN, TO WHICH THIS SERIES OF NOTE RELATES (THE “LOAN”). THE ISSUE PRICE OF THIS BORROWER PAYMENT DEPENDENT NOTE (THIS “NOTE”) IS THE STATED PRINCIPAL AMOUNT OF THIS NOTE, AND THE ISSUE DATE IS THE ORIGINAL ISSUE DATE. UPON REQUEST, COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER OF THIS NOTE THE AMOUNT OF OIS AND YIELD MATURITY OF THIS NOTE. A HOLDER SHOULD EMAIL THE COMPANY AT ___________.COM

NON-RECOURSE NOTE

SERIES NO. 1-001

DATE:

ISSUER:  Sow Good Investments, LLC Series 1-001

BORROWER:

BORROWER LOAN NUMBER: 002

STATED PRINCIPAL AMOUNT OF THIS NOTE: U.S. $

AGGREGATE PRINCIPAL AMOUNT OF THIS SERIES OF NOTES: U.S. [$2,000,000]

INTEREST RATE ON THIS NOTE: 7.0%

PREPAYMENT PENALTY OF LOAN: None

LOAN ISSUE DATE:

INITIAL MATURITY 1:

FINAL MATURITY DATE 2:

1. Date corresponding to stated initial maturity of Loan plus ten (10) Days.

2. Date corresponding to stated final maturity of Loan plus ten (10) Days.

PAYMENT DATE:  Subject to the limitations on payment described below, Issuer will make payments of the principal and interest on the unpaid principal balance in the amounts listed above (“Note Payments”) on or before the Maturity date (the “Payment Date”) following receipt, and only upon receipt, of any payments on the Loan (the “Loan”) identified above (“Borrower Loan Payments”), provided, however, that if the Borrower Loan Net Payments are received by the Issuer on or after a date that is five (5) Business Days prior to the Maturity, the Payment Date shall be on or before the tenth (10th) day of the calendar month following the calendar month in which the Issuer received the Borrower Loan Net Payment. All Note Payments by the Issuer which are made in relation to any Borrower Loan Payments shall be net of: (1) an annualized Management Fee identified above (with respect to Interest Payments); (2) any Issuer fees and, if applicable, third-party servicing fees; and (3) any Protective Payments made by the Issuer pursuant to the Investor Agreement, (such aggregate net amount, each a “Borrower Loan Net Payment”) in accordance with the Distributions schedule for this Note set forth on our website under the “Financials” tab of the loan listing, subject to prepayment or redemption at any time without penalty, in each case, by the Issuer in accordance with the Investor Agreement.

FOR VALUE RECEIVED, Sow Good Investments, LLC, Series 1-001, a series of Sow Good Investments, LLC, a limited liability company organized under the laws of the State of Delaware (“Issuer”), hereby promises to pay to the person identified as the “Holder” above (the “Holder”), in accordance with and subject to the terms and conditions of the Investor Agreement between Issuer and the Holder, duly executed and delivered by Issuer, Note Payments in U.S. dollars (“Dollars”) in an amount equal to the Holder’s equal and ratable share of the Loan Net Payments on each Payment Date until the Maturity Date, or if the Note has been extended, until the Final Maturity Date; provided that (1) no payments of principal and interest on this Note shall be payable until and unless the Issuer has received Loan Payments, and then only to the extent of Loan Net Payments in respect of those Loan Payments related to the corresponding Loan series identified above that have been received by the Issuer, (2) your Note not is secured by the Loan or any of the collateral related to the Loan and no Holder of the Note shall have any recourse against the Issuer unless, and then only to the extent that, the Issuer has (i) failed to pay such Holder the Loan Net Payments subsequent to the Issuer’s receipt of Loan Payments or (ii) otherwise breached a covenant in the Investor Agreement that is applicable to the series of Notes of which this Note forms a part, and (3) all payments to be made hereby shall be made in the form of a credit to the Holder’s account with the Issuer. THE HOLDER ACKNOWLEDGES AND AGREES THAT HOLDER DOES NOT HAVE ANY SECURITY INTEREST IN, OR CLAIM TO, THE LOAN, ANY OTHER COLLATERAL OR ANY MORTGAGE LOAN UNDERLYING ANY THE OR ANY OTHER PROMISSORY NOTE OR OBLIGATION OF THE COMPANY OR ANY OF THE COMPANY’S AFFILIATES.

1. Definitions. Unless otherwise defined herein, terms used herein which are defined in the Investor Agreement, dated as of _______ by and between the Holder and the Issuer (as amended, from time to time, the “Investor Agreement”), duly executed and delivered by the Issuer, shall have the respective meanings assigned thereto in the Investor Agreement, which agreements are incorporated herein by reference in  their  entirety. To the extent that provisions contained in this Note are inconsistent with the provisions set forth in the Investor Agreement, the provisions contained herein will apply.

“ACH System” is closed and not a day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York, United States.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the Automated Clearing House system operated by the United States Federal Reserve Bank (the

“Record Date” shall mean the second Business Day immediately preceding each Payment Date.

2.  Payments of Principal and Interest.

2.1 Payments.  Interest payments shall be due and payable on the applicable Payment Date. Except as provided in the Investor Agreement, the principal and interest payable on the Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Record Date next preceding such Payment Date or maturity date in accordance with the terms of this Note. The Issuer and any paying agent thereof may deem and treat the registered Holder hereof as the absolute owner of this Note at the Holder’s address as it appears on the register books of the Issuer as kept by the Issuer or duly authorized agent of the Issuer (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Issuer nor any paying agent shall be affected by any notice to the contrary.  Such payments shall continue until the entire indebtedness evidenced by the Note and all accrued and unpaid interest and fees are fully paid, with any unpaid principal and interest due and payable on the Initial Maturity Date shown above unless the Issuer has extended the maturity date until the Final Maturity Date. The Issuer shall only be obligated to make any payment on this Note if and only if, and only to the extent that, the Issuer receives Loan Net Payments relating to the corresponding Loan series identified above. Should the Issuer not receive any payments from the corresponding Loan, the Issuer will not owe anything to Holder. Holder shall not have any right to proceeds from any other Note of a different series. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectively satisfy and discharge liability for moneys payable on this Note.

2.2 Initial Maturity Date; Final Maturity Date.  Each Note will mature on the Initial Maturity Date, provided, however, that if on the Initial Maturity Date any principal or interest payments in respect of the Loan remain due and payable to the Issuer, the maturity date of this Note will be automatically extended to the Final Maturity Date. Subsequent to the Final Maturity Date, the Issuer will have no further obligations with respect to any payments under the Notes irrespective of the Issuer’s receipt of Loan Net Payments thereafter.

2.2 Interest. Interest on the unpaid principal balance will accrue at an annual rate equal to the Interest Rate shown above from the date of this Note. The Loan is computed based on a 360-day year and the actual number of days elapsed. Interest computed based on a 360-day year is greater than interest computed based on a 365-day year.

2.3 Late Fees; Extensions.  The Issuer shall charge an additional 50% management fee for any fees from the Loans that incur late charges, postponement and extension fees, processing fees, default interest charged to the borrower, forbearance fees, inspection fees, administrative fees and any other payments or fees due from the borrower (except for returned check or non-sufficient funds charges, which will always be retained in full by the Issuer), net of any third-party servicing fees. In addition, any legal fees or additional collections or servicing fees will be deducted from the proceeds of the Loan. These fees will correspondingly reduce the amount of any payments the Investor member will receive on the Notes and are not reflected in the yield percentage displayed in listings. If any withholding tax is imposed on any payment made by the Issuer to the Holder, such tax shall reduce the amount otherwise payable with respect to such payment. Upon request of the Issuer, the Holder shall provide the Issuer with Internal Revenue Service Form W-9, WBEN, W-8ECI, W-8IMY or other similar withholding certificate of a state, local, or foreign governmental authority such that the Issuer may make payments on the Note without deduction for any tax.

2.4 Issuer’s Right to Modification.  The Holder acknowledges and agrees that under certain circumstances, in order to maximize recovery for investors, the Issuer may, in its discretion, reduce principal or interest on this Note in a manner that is pro rata to any reductions on the Loan. Our right to make such modifications to this Note shall not be affected or limited in any way whatsoever by restrictions or prohibitions, if any, on cancellation, termination or modification by us of any Borrower Loan that may be enforceable against us by the corresponding Borrower Member or any other party.

2.5 Currency.  All payments of principal and interest on this Note due to the Holder hereof shall be made in Dollars, in immediately available funds in the form of a credit to the Holder’s account with the Issuer, which can be transferred to Holder’s personal bank account by ACH upon request. Requests to expedite the transfer of funds to a Holder’s bank account by wire will incur an additional charge of up to one-hundred dollars ($100).  All Dollar amounts used in or resulting from the calculation of amounts due in respect of this Note shall be rounded to the nearest cent (with one-half cent being rounded upward).

2.6 Prepayment; Balloon Payment.  The Issuer may prepay this Note in whole or in part at any time without any penalty. All prepayments of principal on this Note shall be applied to the most remote principal installment or installments then unpaid.  Principal on this Note will typically be paid by a final balloon payment. Interest stops accruing as of the date of final payoff by the Borrower, though the Issuer will generally distribute the final balloon payment five (5) business days after receipt by us or our third party servicer. Interest will not accrue on those five (5) business days, which are used to transfer, audit, and approve distributions to Holders.

3.  Series Note. This Note is one of a duly authorized series of special limited obligations of the Issuer. The Notes are subject to, and qualified in their entirety by all terms of the Investor Agreement, certain of which are summarized hereon, and Holders are referred to the Investor Agreement and the Circular for a full statement of such terms. This Note is an unsecured obligation of the Issuer and is not secured by the Loan, the mortgage or security instrument associated with the Loan, the underlying Loan collateral or any of the Loan payments.

4.  Note Series Limitation. The Holder understands and agrees that this Note is part of a series of Notes, which series of Notes is held in the aggregate by multiple holders. The Holder shall not assert any right of action, including (without limitation) any arbitration, lawsuit or otherwise, except in conjunction or aggregation with other holders of the Notes of the same series as set forth in the Investor Agreement.

5.  Not Redeemable. This Note is not entitled to any sinking fund. This Note is not redeemable at the option of the Holder.

6.  Limitations on Transfer. This Note may not be transferred except as may be permitted under the terms of the Investor Agreement.  In the event that all conditions for transfer set forth therein have been satisfied, then upon due presentment for registration of transfer of this Note at the office of the Issuer at New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by the Holder or the Holder’s attorney electronically or in writing, a new Note or Notes in authorized denominations in Dollars for an equal aggregate principal amount and like interest rate and maturity will be issued to the transferee in exchange therefor, subject to any transfer fee payable to the Issuer and for any stamp tax or other governmental charge imposed in connection therewith.

7.  Assignment.  This Note inures to and binds the heirs, legal representatives, successors, and assigns of the parties; provided that the Holder may only assign or transfer this Note in connection with the terms outlined herein and in the Circular and Investor Agreement, and under no circumstances may Holder assign or transfer this Note in violation of the Act.

8. Nonrecourse Generally.  (i) The Issuer shall not be personally liable, and Holder shall not commence or prosecute any action against the Issuer or borrower of the Loan, for the non-payment or non-performance of any obligation on this Note (the “Obligations”) due to failure or default of the Loan corresponding to the series of this Note; (ii) Holder shall not seek, obtain, or enforce a deficiency judgment against the Issuer, Sow Good Investments, LLC, any other series of Sow Good Investments, LLC or the borrower of the Loan; (iii) Holder’s recourse for the Issuer’s payment obligations shall be limited to the payments and amounts, if any, received by Issuer on the  Loan corresponding to the series of this Note; (iii) the Holder shall not be entitled to obtain specific performance or any other similar order, remedy, or relief against the Issuer or the borrower of the Loan relating to any claim arising from the Note; and (iv) the Holder waives any right to exercise any banker's right of set-off arising from the Note, against any funds of the Issuer in the Holder’s custody, control, or possession. No recourse under or upon any obligation, covenant or agreement contained in the in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Issuer, either directly or through the Issuer, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or otherwise, all such personal liability of every such incorporator, shareholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.  THIS NOTE IS NON-RECOURSE TO THE ASSETS, FUNDS AND ACCOUNTS OF COMPANY OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, STOCKHOLDERS, PARENTS, OR SUBSIDIARIES EXCEPT

TO THE EXTENT OF THE PRO RATA VALUE OF BORROWER LOAN NET PAYMENTS ACTUALLY RECEIVED, IF ANY, IN RESPECT OF THE LOAN.

9.   Jurisdiction. The parties hereto hereby submit to the exclusive jurisdiction of any United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. This shall not apply to claims arising under the Securities Act and the Exchange Act.

10.Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  THIS SHALL NOT APPLY TO CLAIMS ARISING UNDER THE SECURITIES ACT AND THE EXCHANGE ACT.

11.  Waiver.  The Issuer, endorsers, and all other persons liable or to become liable on this Note waive diligence, presentment, protest and demand, and also notice of protest, demand, nonpayment, dishonor and maturity and consents to any extension of the time or terms of payment hereof, any and all renewals or extension of the terms hereof, any release of all or any part of the security given for this Note, any acceptance of additional security of any kind and any release of any party liable under this Note.

12.   No Amendments, Modification, or Waiver.  Except as specified herein, this Note may not be amended, modified, or changed, nor shall any waiver of the provisions hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, or modification or discharge is sought. Additionally, a waiver of any provision in one event shall not be construed as a waiver of any other provision at any time, as a continuing waiver, or as a waiver of such provision with respect to a subsequent event.

13.  Severability.  Any provision herein held by a court of competent jurisdiction to be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision or term hereof, and all other provisions or terms hereof shall remain in full force and effect.

14.  Tax Matters.  Each Holder, by acceptance of a Note, shall be deemed to have agreed to treat, and shall treat, such Note as debt of the Issuer for United State federal income tax purpose and shall refrain from taking any action inconsistent with such treatment.

15.   Sale Clause.  Subject to compliance with the Act and applicable securities laws and regulations, the Issuer may sell, convey, assign or otherwise transfer (a) all or any part of the Loan corresponding to the series of this Note, or (b) any interest in the Loan corresponding to the series of this note, whether any such sale, conveyance or other transfer occurs directly or indirectly, voluntarily or involuntarily or by operation of law, without the prior written consent of the Holder.

16.  Forbearance Not a Waiver.  If the Holder delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of the Holder’s rights or of any breach, default, or failure under this Note.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be signed on

SOW GOOD INVESTMENTS, LLC

SERIES 1-001

By:____________________________________

Name:

Title:

INVESTOR

By:____________________________________

Name:

INVESTOR AGREEMENT

The following terms constitute a binding agreement (this “Agreement”) between the Investor (“you”) and Sow Good Investments, Series 1-001, a series of Sow Good Investments, LLC, a Delaware limited liability company (together with its applicable affiliates, collectively, “Issuer,” “we”, or “us”). This Agreement will govern all purchases of Notes (as defined below) that you may, from time to time, make from Issuer. Please carefully read this Agreement, the terms of use (“Terms of Use”) and the privacy policy (“Privacy Policy”) on the website www.sowgoodinvestments.com (together with any subdomain or affiliated Issuer site, collectively, the “Site”) and print and retain a copy of these documents for your records.  The Notes may be issued in one or more separate series, which different series may be issued in various aggregate principal amounts, mature at different times, bear interest at different rates, be subject to different covenants and events of default. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, you and Issuer agree as follows:

1.  Use of Platform. By signing this Agreement electronically, you hereby (a) agree to the terms and conditions of this Agreement; (b) consent to the Terms of Use and the Privacy Policy; and (c) agree to transact business with us and receive communications relating to the Notes electronically. We reserve the right to terminate or rescind your right and eligibility to purchase Notes or to use the Site (i) at any time prior to your purchase of any Note and (ii) at any time subsequent to your purchase of any Note, with respect to or for the purpose of purchasing any new or additional Notes or otherwise except in connection with any Note you currently hold and your ownership interest therein.

2.  Purchase of Notes.  Subject to the terms and conditions of this Agreement, we will provide you the opportunity through the Site:

•To review the terms of portions of loans (“Loans”) that Issuer has received from its borrower (“Borrower”);

•To purchase Notes, generally in minimum denominations of five hundred dollars ($500) and integral multiples of one hundred dollars ($100.00) in excess thereof, through the Site, each such Note associated with, and dependent on, payments from a specific Loan (each a “Note,” and collectively, “Notes”); and

•To instruct Issuer to apply the proceeds from the sale of each Note that you purchase to the funding of a specific Loan as designated on the Site.

3.  Investment Commitments.  Any investment commitment you place on a loan request (“Series Note Listing”) is a commitment by you to purchase a Note from Issuer in the principal amount of the commitment you placed on the loan listing. If the amount available for purchase on a loan listing is less than the amount of your commitment, your commitment will be deemed to be in the amount still available for purchase. The purchase price for any Notes you purchase through the Site will equal 100% of the principal amount of such Notes.  At the time you commit to purchase a Note, you must have sufficient funds in your account with Issuer or your bank account to complete the purchase. Once you place an investment commitment on a loan listing, it is irrevocable by you regardless of whether the full amount of the loan listing is funded. If you do not qualify to invest in the Notes or Issuer determines for any reason to reject your commitment, Issuer reserves the right to reject your commitment by giving notice. The Platform does not warrant or guaranty that you will be able to place a commitment on any Series Note Listing before it receives commitments totaling the requested loan amount. Our manager or parent company may allocate some of its Loan opportunities to other funding channels.

4.  Issuance of Notes.  Each time you purchase a Note, such Note will generally be issued within one (1) business day following your signing of the Note; receipt of funds; and verification of your accredited investor status. We shall have no obligation to issue or sell, and you shall have no right to purchase or receive, a Note corresponding to an Loan if the relevant Loan is canceled by us in our sole discretion (for example, if there is attempted fraud or a security breach).

5.  Terms of Notes.  The Notes shall have the terms and conditions set forth in this Agreement and each Note. You understand and acknowledge that we may, in our sole discretion, at any time and from time to time, amend or waive any term of an Loan or partially or completely cancel any Loan or reduce or modify the amount of principal or interest outstanding thereon. Under certain circumstances, in order to maximize recovery for investors, we may, in our sole discretion, reduce principal or interest on the Notes in a manner that is pro rata to any such reductions on the corresponding Loan. Our right under this Agreement to make such amendments, waivers and modifications to the Notes shall not be affected or limited in any way whatsoever by restrictions or prohibitions, if any, on cancellation, termination or modification by us of any Loan that may be enforceable against us by the corresponding Borrower Member or any other party.

6.  Limitation on Transfer. The Notes are not transferrable without the prior written consent of the Issuer, which may be granted or withheld in the Issuer’s sole discretion.

7.  Redemption by Issuer.  You understand, acknowledge and, hereby, agree that  Issuer  may, in  its sole discretion, at any time, redeem any outstanding Note at any time by paying you, in cash or any other form selected by Issuer in its sole discretion, an amount equal to the outstanding principal and any accrued but unpaid interest on such Note.

8.  Issuer Expenses.  You understand and acknowledge that Issuer may, from time to time and at any time, pay certain expenses or undertake certain actions to protect investments in any Loan to the extent deemed necessary in its sole discretion, including collection, foreclosure and legal costs, as well as payments necessary to pay senior liens, junior liens, and other fees and costs (“Protective Payments”).  You understand, acknowledge, and, hereby, agree that Issuer shall have the right to be reimbursed in full for such Protective Payments (with interest payable at the applicable interest rate on the Note corresponding to such Loan from the time of expenditure or outlay of funds by Issuer to and including the date of receipt or collection of funds from the obligee of such Loan) upon the receipt of funds from any obligee on its Loan in relation to which loans Issuer made Protective Payments. Any amounts paid to the Issuer under the corresponding Borrower Loan shall be payable as follows: (1) to the Issuer, to recoup the Issuer’s Advances together with any accrued interest thereon, (2) to the Issuer or third parties for any fees and costs allowed to be charged under the Circular and (3) the balance, if any, pro rata to the Holders of the Notes.

9.  Your Representations, Warrantees and Covenants.  You hereby represent, warrant and confirm to Issuer, as of the date of this Agreement and as of any date that you commit to purchase Notes, as follows:

(a)  You have the financial ability to bear the full economic risk of any Notes purchased hereunder, have adequate means of providing for your current needs and personal contingencies, have no need for liquidity with respect to any Notes purchased hereunder and would be able to afford a complete loss of any and all Notes purchased hereunder.

(b)  You have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of any Notes purchased hereunder and to make an informed investment decision with respect thereto.

(c)  You satisfy the minimum financial suitability standards applicable to the state or other jurisdiction in which you reside, and you will abide by the maximum investment limits, as required by law, as set forth herein or as may be set forth in the Notes. You will provide any additional documentation reasonably requested by us, as may be required by the securities administrators or other regulatory or self-regulatory bodies of any state or jurisdiction or any applicable law or regulation, to confirm that you meet such minimum financial suitability standards and have satisfied any maximum investment limits.

(d)  Neither you, nor your principals, constituents, investors or affiliates, if any, is in violation of any legal requirements relating to terrorism, the financing of terrorism or other illegal activities or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”).

(e)  (i) You have full capacity, power and authority to enter into and perform your obligations under this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by you; (iii) you have received or been provided online access to the currently applicable form of Note (which you acknowledge and agree may change from time to time for future issuances of Notes); (iv) in connection with this Agreement, you have complied in all material respects with applicable federal, state and local laws; and (v) you have made your decisions in connection with your consideration of any loan requests on the Site in compliance with the Equal Credit Opportunity Act, 15 U.S.C. 1601 et seq., and its implementing Regulation B, 12 C.F.R. 202 et seq., as such statute and regulation may be amended from time to time, and any applicable state or local laws, regulations, rules or ordinances concerning credit discrimination.

(f)  In addition, if the person entering this Agreement is a corporation, partnership, limited liability company or other entity (each, an "institution"), the institution warrants and represents that: (i) the individual executing this Agreement on behalf of the institution has all necessary power and authority to execute and perform this Agreement on the institution's behalf; (ii) the execution and performance of this Agreement will not violate any provision in the institution's charter documents, by-laws, indenture of trust or partnership agreement, or other constituent agreement or instrument governing the institution's formation or administration; and (iii) the execution and performance of this Agreement will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking to which the institution isa party or by which it is bound.

(g)  Neither you, nor your principals, constituents, investors or affiliates are a “Prohibited Person”, which is defined as follows: (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;(iii) a person or entity with whom you are prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the Executive Order and the Patriot Act;(iv) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control; or (vi) a person or entity who is affiliated with a person or entity listed above.

(h)  Neither you, nor your principals, constituents, investors or affiliates will (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

(i)  You agree that you have no right to, and shall not make any attempt, directly or through any third party, to collect from any Borrower on any Loan on any of your Notes.  YOU UNDERSTAND AND ACKNOWLEDGE THAT ANY BORROWR TO ANY LOANS MAY DEFAULT ON THEIR PAYMENT OBLIGATIONS UNDER THE LOANS AND THAT SUCH DEFAULTS WILL REDUCE THE AMOUNTS, IF ANY, YOU MAY RECEIVE UNDER THE TERMS OF ANY NOTES YOU HOLD ASSOCIATED WITH SUCH UNDERLYING BORROWER LOANS.  THE OBLIGATIONS UNDER YOUR NOTE ARE UNSECURED AND YOU DO NOT HAVE A SECURITY INTEREST IN THE LOAN SPECIFIC TO YOUR NOTE OR ANY OTHER COLLATERAL.  EACH NOTE IS NON-RECOURSE TO THE ASSETS, FUNDS AND ACCOUNTS OF SOW GOOD INVESTMENTS, LLC AND ALL SERIES THEREOF, OR ANY OF ITS AFFILIATES, EMPLOYEES, STOCKHOLDERS OR SUBSIDIARIES, EXCEPT TO THE EXTENT OF THE VALUE OF BORROWER LOAN NET PAYMENTS (AS DEFINED IN THE NOTE) ACTUALLY RECEIVED IN RESPECT OF THE LOAN.

(j)  If you are an individual, you hereby agree that you will not purchase Notes in an amount in excess of 10% of your net worth, determined exclusive of the value of your home, home furnishings and automobile.

(k) You understand and acknowledge that Issuer has not made any warranty, representation or guaranty with the respect to the return of the principal amount of, or interest owed under, any Note purchased and held hereunder.

(l)  You understand that the Notes will not be listed on any securities exchange.

(m)  You acknowledge and agree that the purchase and sale of the Notes pursuant to this Agreement is an arms length transaction between you and Issuer. In connection with the purchase and sale of the Notes, Issuer is not acting as your agent, advisor or fiduciary. Issuer assumes no advisory or fiduciary responsibility in your favor in connection with the purchase and sale of the Notes.  Issuer has not provided you with any legal, accounting, regulatory or tax advice with respect to the Notes. You have had the opportunity to consult and have consulted your own legal, accounting, regulatory, investment and tax advisors to the extent that you have deemed appropriate.  You acknowledge that you understand that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through the adoption of new laws or regulations or amendments to existing laws or regulations. You acknowledge and agree that the Issuer is providing no warranty or assurance regarding the ultimate availability of any tax benefits to you by reason on holding the Notes.

(n)  You represent that, as a condition to the ongoing effectiveness of this Agreement and of our obligation to sell or issue to you any Note, no securities law, regulation or rule (including any judicial decision interpreting, applying or addressing the same) of the United States or of any state or territory thereof (the “Securities Laws”) shall prohibit (i) the execution and performance by the parties of this Agreement or (ii) the extending, borrowing or lending under, issuing, funding of (including any commitment to fund) or investment in or sale or purchase of (or offer to sell or purchase) the Notes without the registration of such Notes under the Securities Act of 1933 or comparable laws in effect in any United States state or territory. You agree to comply with the Securities Laws at all times and to take no action that could result in Issuer being deemed in violation of any of the Securities Laws.

(o)  In the event that you elect to purchase any Notes, you agree to fulfill all requirements of the Platform, including but not limited to the execution (whether digitally or manually) of an Investor Agreement, any notes, loan purchase agreements, servicing agreements, representations and warranties, verification of accredited investor status, and fund documents. You agree that you are and at all times while you are a holder of a Note or Notes subject to all rules and regulations of the Platform. You acknowledge that all investments are redeemable by the Issuer at any time at a price of the face value of any note or loan plus any accrued but unpaid interest.

10.  Taxes. You and Issuer agree that the Notes are intended to be indebtedness of the Issuer for U.S. federal income tax purposes. You agree that you will not take any position inconsistent with such treatment of the Notes for tax, accounting, or other purposes, unless required by applicable law. You further acknowledge that the Notes will be subject to the original issue discount rules of the Internal Revenue Code of 1986, as amended, as described in the Private Placement Circular for such Notes. You acknowledge that you are prepared to bear the risk of loss of your entire purchase price for any Notes you purchase. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER REGARDING THE EFFECT THAT THIS AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY OF THE OTHER.

11.  Indemnification.  You hereby indemnify and agree to defend and hold harmless each of Issuer and its affiliates,  directors, officers, employees, agents, independent contractors, consultants, attorneys, advisors, shareholders, members, partners, successors, estates  and  assignees  (each, an “Indemnified party”) from and against any loss, suit, claim, proceeding, award, judgment, settlement, cost, liability, damage or expense (including attorneys’, accountants’ and advisors’ fees and expenses and any expenses incurred in investigating or defending any such loss or threatened loss), arising out of or in connection with (i) any breach of any material term hereof, including securities law compliance pursuant to Section 9, or (ii) any fraud, gross negligence, willful misconduct, bad faith or unlawful activity by or on behalf of you affecting any Indemnified party; provided that, without limiting the generality of the foregoing, the parties agree that (x) your representations, warranties and covenants set forth in Section 9 shall be deemed material terms hereof.

12.  No Recording.  You agree that you shall not (i) record this Agreement or any memorandum thereof or (ii) execute, acknowledge, deliver, file or record any security agreement, financing statement or similar security instrument in any way related to or arising out of the interest(s), right(s) or obligation(s) under this Agreement. Any such recordation, execution, acknowledgment, delivery or filing, shall be null and void and of no force or effect. Nothing in this Agreement or in the Notes, expressed or implied, shall be construed to constitute, or acknowledge or authorize the creation of, a security interest, lien or collateral under the Uniform Commercial Code or any other law or regulation, as now or hereafter enacted and in effect, in any jurisdiction.  You acknowledge and agree that you have no direct rights with respect to the Loan, the loan mortgage, the property pledged pursuant to the Loan or any other assets of Issuer.

13.  Limitations on Damages.   TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT WILL ANY PARTY, OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, INDEPENDENT CONTRACTOR, CONSULTANT, ATTORNEY, ADVISOR, SUCCESSOR, ESTATE OR ASSIGNEE THEREOF, BE LIABLE OR RESPONSIBLE TO THE OTHER PARTY, OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, INDEPENDENT CONTRACTOR, CONSULTANT, ATTORNEY, ADVISOR, SUCCESSOR, ESTATE OR ASSIGNEE THEREOF, FOR, AND EACH PARTY HEREBY WAIVES WITH RESPECT TO THE OTHER PARTY, ANY TYPE OF INCIDENTAL, SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUE, TURNOVER OR PROFITS, LOSS OF BUSINESS OR BUSINESS INTERRUPTION, LOSS OF

CAPITAL, REPLACEMENT GOODS, LOSS OF OPPORTUNITY, BARGAIN, RIGHTS OR SERVICES OR LOSS OF TIME), EVEN IF SUCH PARTY (OR ITS REPRESENTATIVE) HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER ARISING UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF WARRANTY, STRICT LIABILITY, STATUTE OR REGULATION OR OTHERWISE. THE PARTIES AGREE THAT THE LIMITATIONS AND EXCLUSIONS OF LIABILITY SPECIFIED HEREIN WILL SURVIVE AND APPLY EVEN IF FOUND OR ALLEGED TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE.

14.  Restrictions on Use.  Issuer may in its sole discretion, with or without cause and with or without notice, restrict your access to the Platform or the Site. Except as provided in this Agreement, (i) you are not authorized or permitted to use the Platform to place purchase commitments on loan listings or to purchase Notes for someone other than yourself; and (ii) you must be an owner of the deposit account you designate for electronic transfers of funds, with authority to direct that funds be transferred to or from the account. Individuals who are registered investors may also register and participate on the Issuer platform as a Borrower Member. If you obtain one or more Borrower Loans through the platform, amounts in your Issuer funding account are subject to set-off against any delinquent amounts owing on your Borrower Loans. Amounts in your Issuer funding account are also subject to setoff against any shortfall resulting from ACH returns of transfers or deposits of funds to your Issuer funding account. You will not receive further notice in advance of our exercise of our right to set-off amounts in your Issuer funding account against any delinquent amounts owing on any Borrower Loans you obtain. You may not solicit current or past borrowers to directly fund any of their future loans.

15.  No Guarantee of Returns or Payments. ISSUER (WHICH AS SET FORTH IN THE INTRODUCTORY PARAGRAPHS HEREOF INCLUDES ALL AFFILIATES.) DOES NOT WARRANT OR GUARANTEE THAT YOU WILL RECEIVE ANY RATE OF RETURN, ANY MINIMUM AMOUNT OF PRINCIPAL OR INTEREST OR ANY PRINCIPAL OR INTEREST AT ALL ON ANY NOTE. THE AMOUNT YOU RECEIVE ON A NOTE IS WHOLLY DEPENDENT UPON THE BORROWER MEMBER'S PAYMENT PERFORMANCE ON THE LOAN CORRESPONDING TO YOUR NOTE.  Issuer DOES NOT GUARANTEE ANY LOANS OR NOTES AND DOES NOT ACT AS A GUARANTOR OF ANY LOAN PAYMENT OR PAYMENTS BY ANY BORROWER MEMBER. YOU FURTHER UNDERSTAND AND ACKNOWLEDGE THAT BORROWER MEMBERS MAY DEFAULT ON THE LOANS CORRESPONDING TO YOUR NOTES, AND THAT SUCH DEFAULTS MAY NEGATIVELY AFFECT THE AMOUNT OF PRINCIPAL AND INTEREST (IF ANY) YOU RECEIVE ON YOUR NOTES.

16.  No Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SEPCIFICALLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTIES, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

17.  Consent to Electronic Transactions and Disclosures.  Because Issuer operates only on the Internet, it is necessary for you to consent to transact business with us online and electronically. As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, either via the Site or to the email address you provide to us. By entering into this Agreement, you consent to receive electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to your or our rights, obligations or services under this Agreement (each, a “Disclosure”).  The decision to do business with us electronically is yours.  This Section 17 informs you of your rights concerning Disclosures:

•Electronic Communications. Any Disclosures will be provided to you electronically either on the Site or via electronic mail to the email address have you provided us. If you require paper copies of such Disclosures, you may write to us at the mailing address provided in Section 17 and a paper copy will be sent to you; provided such requests for paper copies are made reasonably and with reasonable frequency.

•Scope of Consent.  Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate.

•Consenting to Do Business Electronically.  Before you decide to do business electronically with us, you should verify whether you have the required hardware and software capabilities described below.

•Hardware and Software Requirements.  In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL compliant and supports secure sessions; and hardware capable of running this software.

•Withdrawing Consent. You  may withdraw your  consent to receive Disclosures electronically by contacting us at the email address below. If you have already purchased one or more Notes, all previously agreed to terms and conditions will remain in effect, and we will send Disclosures to your address provided during registration except as provided otherwise in any agreement between the parties.

•How to Contact Us Regarding Electronic Disclosures.  You can contact us via the methods provided in Section 18 below.

18.  Notices.  All notices, requests, demands, required disclosures and other communications from Issuer to you will be transmitted to you only by email to the email address that you have registered on the Site, or will be posted on the Site, and shall be deemed to have been duly given and effective upon transmission or posting, respectively. You shall send all notices or other communications required to be given hereunder to Issuer via email at info@sowgoodinvestments.com or by mail or overnight delivery service to:

SOW GOOD INVESTMENTS

157 Columbus Ave, Suite 512,

New York, NY 10023

1 (917) 750-5588

You will keep us promptly informed of any change in your email address, mailing address and telephone number so that, among other things, you can continue to receive all Disclosures in a timely fashion. If your primary email address changes, you must notify us of the change by sending an email to info@sowgoodinvestments.com.

19.  Governing Law.  This Agreement, and all disputes, differences, claims or controversies arising out of this Agreement (whether sounding in contract, tort or otherwise), or the negotiation, validity or performance hereof or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the without regard to any rules or principles of conflict of laws of such State or of any other jurisdiction that would permit or require the application of the laws of any other jurisdiction.  This shall not apply to claims arising under the Securities Act and the Exchange Act.

20.  Jurisdiction and Venue.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive personal jurisdiction of the courts of the State of New York and of the United States of America, in each case, located in the State of New York, New York City (the “New York Courts") for any litigation among the parties hereto arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum or that there are indispensable parties to such litigation that are not subject to the jurisdiction of the New York Courts. Service of process, summons, notice or other document by certified mail to the applicable party’s current address for correspondence shall be effective service of process for any suit, action or other proceeding brought in any such court. Each of the parties hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority and agrees not to claim or plead the same.

21.  WAIVER OF JURY TRIAL.  EXCEPT FOR DISPUTES COVERED UNDER SECTION 20, EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CLAIM THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

22.  Interpretation. For purposes of this Agreement or the Notes:  the words “include,” “includes” and “including” shall be deemed to be followed by the words “by means of example and without limitation”; the word “or” is not exclusive; the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; the terms “written” and “in writing” shall include e-mail notice; unless the context requires otherwise, references to the singular include the plural and references to the plural include the singular; and this Agreement and the Notes shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted;  unless the context otherwise requires, references herein: (x) to articles, sections, schedules and exhibits mean the articles and sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute or other legal provision means such statute or provision as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The titles, headings, captions and section numbers used in this Agreement or the Notes are for convenience of reference only and may not be used or considered by any person or party in construing or interpreting this Agreement and such titles, headings, captions and section numbers shall not be deemed in any way to limit, extend or amplify the scope, extent or intent of this Agreement or the Notes, or any of the provisions of this Agreement or the Notes, respectively. All references to dollar amounts in this Agreement or in any Note shall mean amounts in lawful money of the United States of America. Any ambiguities in this Agreement or the Notes shall not be construed strictly against the drafter of the language concerned, but shall be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the intentions of the parties at the time of contracting.

23.  Severability.  In the event that any provision of this Agreement is found to be unenforceable, such provision will be reformed only to the extent necessary to make it enforceable, and such provision as so reformed will continue in effect, to the extent consistent with the intent of the parties as of the date hereof. If any provision or part of this Agreement will, to any extent, be or become invalid, illegal or unenforceable, the remainder of this Agreement will continue in effect, and every other provision of this Agreement will remain valid and enforceable to the full extent permitted by applicable law. In such event, the invalid or unenforceable provision shall be reformed only to the extent necessary to make it enforceable, and such provision as so reformed will continue in effect, to the extent consistent with the intent of the parties as of the date hereof. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES, IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH.

24.  Force Majeure; Survival.  Neither party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted or prevented by reason of any act of God, fire, natural disaster, act of government, strikes or labor disputes, any actual or threatened act of terrorism, inability to provide raw materials, power or supplies, or any other similar act or condition beyond the reasonable control of the parties (collectively, a “Force Majeure”); provided that the party so affected provides prompt notice and uses its commercially efforts to avoid or remove the causes of nonperformance and continues performance hereunder immediately after such causes are removed. Upon such circumstances arising, the parties agree to discuss in good faith what, if any, modification may be required to the terms of this Agreement, in order to reach a resolution, but shall not be obligated to agree to any specific course of action.  In the event that any act of Force Majeure prevents either party from carrying out its obligations under this Agreement for a period of more than thirty (30) days, the party not so affected may terminate this Agreement upon fourteen (14) days' written notice to the other party, without any liability to either party except for any liability accruing prior to and independently of such termination.

25.  Survival; General.   The terms of this Agreement shall survive until the later of (i) the maturity of the Notes purchased by you and (ii) the satisfaction of any of your obligations hereunder.

26.  Termination. Issuer may in its sole discretion, with or without cause, immediately, take one or more of the following actions: (i) terminate this Agreement by giving you notice as provided below; or (ii) terminate or suspend your right to place purchase commitments on loan listings or otherwise participate on the Issuer platform immediately and without notice. Any Notes you purchase from Issuer prior to the effective date of any such action by Issuer shall remain in full force and effect in accordance with their terms.

27.  Right to Modify Terms.  Issuer has the right to change any term or provision of this Agreement. Issuer will give you notice of material changes to this Agreement in the manner set forth in Section 18 and any such modified term or provision shall become applicable with respect to Note you purchase after the date Issuer provides such notice.  By purchasing any Note after the date of such notice, you agree that you will be deemed to have accepted any such modified term or provision. You authorize Issuer to correct obvious clerical errors appearing in information you provide to Issuer, without notice to you, although Issuer expressly undertakes no obligation to identify or correct such errors.

28.  Non-solicitation of Borrowers.  Investors may not circumvent the Platform and directly solicit any current or past Borrower for funding or investments either during the term of an existing Note or at any point in the future.

29.  Assignment.  You may not assign, transfer, sublicense or otherwise delegate your rights or responsibilities under this Agreement to any person without Issuer’s prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this section shall be null and void. Any waiver of a breach of any provision of this Agreement will not be a waiver of any subsequent breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. The exercise by either party of any remedy hereunder, if any, will be without prejudice to its other remedies under this Agreement or otherwise and all remedies hereunder shall be cumulative and in addition to and not in lieu of or in substitution for any other rights and remedies available at law or in equity or otherwise. The provisions of the Terms of Use and Privacy policy are hereby incorporated in this Agreement by reference in their entirety.  All of the terms, covenants and conditions in this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, estate and assigns; provided that any transfer of any interest herein or in this Agreement, the Notes in violation of any of the provisions hereof shall confer no rights upon any such successor or transferee.  You agree to make, execute and deliver to us such other documents, and take such other actions, as we may reasonably request to the extent reasonably necessary or compliant with standard practices of the financial services industry to fulfill the provisions of, and the transactions contemplated by, this Agreement, or any Note.  Nothing in this Agreement or in the Notes, expressed or implied, shall give to any person, other than the parties, any paying agent, any authenticating agent, any registrar or similar agents or service providers and their successors any benefit or any legal or equitable right, remedy or claim under this Agreement. This Agreement may be modified, amended or cancelled, and compliance with any of its provisions waived, only by an instrument in writing executed by all the parties in accordance with the provisions of this Agreement. Issuer may assign this Agreement at any time without your permission, unless prohibited by applicable law.

30.  Entire Agreement.  This Agreement and documents or information incorporated herein by reference, together with the Terms of Use, Privacy policy and any Notes purchased or held by you, constitutes the sole and entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior or contemporaneous negotiations, discussions, agreements, understandings, representations and warranties, both written and oral, between the parties with respect to such subject matter. This Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten or oral agreements between the parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Investor hereby executes this Agreement as of the date set forth below.

INVESTOR:

By:

Name:

Date:

ACCEPTED AND ACKNOWLEDGED AS OF

SOW GOOD INVESTMENTS, LLC

SERIES 1-001

By: Social Investment Managers and Advisors, LLC

Its: Manager

By:
Name:
Title:	Manager

UNITED STATES TAXABLE INVESTORS ONLY

Under penalty of perjury, by signature above, Investor certifies that (a) the Social Security Number or Taxpayer ID Number shown above is Investor’s true, correct and complete Social Security Number or Taxpayer ID Number and (b) Investor is not subject to backup withholding because: (i) Investor is exempt from backup withholding; (ii) Investor has not been notified by the Internal Revenue Service (the “IRS”) that Investor is subject to backup withholding; or (iii) the IRS has notified Investor that Investor is no longer subject to backup withholding.

PRIVACY POLICY

Please review the privacy set forth herein:

This privacy policy explains the manner in which the Fund and the Managing Member collect, utilize and maintain nonpublic personal information regarding our advisory clients, as required under applicable law.

Collection of Client Information.  We collect personal information about our clients mainly through the following sources:

•subscription documents, application forms, due diligence and other questionnaires and other information provided by the client in writing, in person, by telephone, electronically or by any other means. This information includes name, address, nationality, tax identification number, and financial and investment qualifications and objectives; and

•transactions within the Fund, including account balances, investments and redemptions.

Disclosure of Nonpublic Personal Information.  We do not sell or rent client information. We do not disclose nonpublic personal information about our clients or former clients to any party, including other clients, except as permitted by law. For example, we may share nonpublic personal information with service providers (e.g., attorneys, accountants, General Partners and other professionals) in connection with the administration and servicing of your investment in the Fund but will not share such information with any others, including any other client.  In addition, we may disclose information to service providers, including General Partners and counterparties with whom we do business, in order to satisfy any anti-money laundering related customer identification procedures required by any laws or regulations applicable to such entities.

Protection of Client Information.  We maintain physical, electronic and procedural safeguards that comply with U.S. federal standards to protect your nonpublic personal information.  Our policy is to require that all employees, financial professionals and companies providing services on our behalf keep our client information confidential.  In particular, we restrict access to the personal and account information of clients to those employees who need to know that information in the course of their job responsibilities.  Also, third parties with whom we share client information must agree to follow appropriate standards of security and confidentiality.

Access to Limited Partner Information.  We do not share and the Partnership will not disclose any information relating to Limited Partners with any other limited partner.  To that end, the Partnership will not provide any Limited Partner the name, addresses, telephone or other contact information, account information or subscription documents with any other Limited Partner.

Changes to Privacy Policy.  We will not change our privacy policy in the future in a way that affects you without first sending you a revised privacy policy describing the change